                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Genesco Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (GENESCO LOGO)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Genesco Inc. will be held at the Company's executive offices, Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, on Wednesday, June 17, 1998, at 10:00 a.m., for the purposes of:


     1. electing eight directors;


     2. approving an amendment to the Restated Charter of the Company authorizing additional shares of common stock;

     3. ratifying the appointment of Price Waterhouse as independent accountants for the Company for the fiscal year ending January 31, 1999; and

     4. transacting such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 21, 1998, will be entitled to vote at the meeting.

By order of the board of directors,

/s/ ROGER G. SISSON
Roger G. Sisson
Secretary


May 18, 1998


                                   IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN ORDER THAT YOUR SHARES WILL BE VOTED. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                                 (GENESCO LOGO)

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, JUNE 17, 1998


The board of directors of Genesco Inc. ("Genesco" or the "Company") is furnishing this proxy statement in connection with its solicitation of proxies to be voted at the annual meeting of shareholders to be held at the offices of the Company, beginning at 10:00 a.m. on Wednesday, June 17, 1998, and at any adjournments thereof, for the purposes set forth in the accompanying notice. This proxy material was first mailed to shareholders on or about May 18, 1998.



The Company will pay the cost of the proxy solicitation. In addition to this solicitation by mail, officers, directors and regular employees of the Company may solicit proxies personally and by mail, telephone or facsimile transmission. Officers, directors and employees will receive no extra compensation for any solicitation activities. The Company has retained Georgeson & Co. Inc. for assistance in the solicitation of proxies and will pay a fee of $8,000 and reimburse expenses for such assistance. The Company will request that brokers, nominees, fiduciaries and other custodians forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.


All valid proxies received will be voted in accordance with the recommendations of the board of directors, unless otherwise specified thereon. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the secretary of the Company, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person the shares the proxy represents.

The board of directors is not aware of any matter to be submitted for consideration at the annual meeting other than those set forth in the accompanying notice. If any other matter properly comes before the meeting for action, persons named as proxies will vote on it in accordance with their best judgment.

The Company's executive offices are located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217.

                               VOTING SECURITIES

The various classes of voting preferred stock and the common stock will vote together as a single group at the annual meeting.

As of April 21, 1998, the record date for determination of shareholders entitled to notice of and to vote at the annual meeting, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

----------------------------------------------------------------------------------
CLASS OF                                         NO. OF     VOTES PER     TOTAL
STOCK                                            SHARES       SHARE       VOTES
----------------------------------------------------------------------------------
Subordinated Serial Preferred Stock:
$2.30 Series 1                                     37,128       1           37,128
$4.75 Series 3                                     19,369       2           38,738
$4.75 Series 4                                     16,412       1           16,412
$1.50 Subordinated Cumulative Preferred Stock      83,147       1           83,147
Employees' Subordinated Convertible Preferred
  Stock                                            30,017       1           30,017
Common Stock                                   25,988,138       1       25,988,138
==================================================================================


A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. A plurality of the votes cast is necessary for the election of directors. The appointment of auditors will be ratified if the votes cast in favor of ratification exceed those cast against it. The proposed amendment to the Company's Restated Charter will be approved if the votes cast in favor of approval exceed those cast against it by the holders of the common stock, voting separately as a class, and by the holders of all voting securities, voting together as a single class. Abstentions and shares represented at the meeting but not voted on a particular matter due to a broker's lack of discretionary voting power ("broker non-votes") are counted for quorum purposes but are not counted as votes cast for or against the election of directors, the amendment to the Restated Charter or the ratification of the appointment of auditors and thus will not affect the outcome of the vote on any of those matters. All the matters on the agenda for the meeting are routine matters as to which, under applicable New York Stock Exchange rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting.

                             ELECTION OF DIRECTORS


Eight directors are to be elected by shareholders to hold office until the next annual meeting of shareholders and until their successors are elected and qualify. All nominees are presently serving as directors and all have consented to serve if re-elected. The shares represented by valid proxies will be voted FOR the election of the following nominees, unless the proxies specify otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors will reduce the number of directors comprising the board, pursuant to the Company's bylaws, or the proxies will be voted for a substitute nominee recommended by the board of directors.


INFORMATION CONCERNING NOMINEES

The names, ages and principal occupations of the nominees and certain information regarding their business experience are set forth below:

DAVID M. CHAMBERLAIN, 54, Chairman of Genesco. Mr. Chamberlain was elected chairman as of February 1, 1995. Mr. Chamberlain served as president of the Company from October 1994 until October 1996 and as chief executive officer from October 1994 until January 1997. In March 1998, he became president, chief executive officer and a director of L. Kee & Co., a California based textile importer. Mr. Chamberlain joined Shaklee Corporation, a manufacturer and marketer of consumer products, in 1983 as president and chief operating officer, and served as chief executive officer from 1985 until 1993. He was chairman of Shaklee Corporation from 1989 until May 1994, when he became a partner in Consumer Focus Partners, a California venture capital firm. He has been a director of Genesco since 1989. Mr. Chamberlain is also a director of Wild Oats Markets, Inc. and Payless Cashways, Inc.

W. LIPSCOMB DAVIS, JR., 66, Partner, Hillsboro Enterprises. Mr. Davis has been a principal of Hillsboro Enterprises, an investment partnership, and of its corporate predecessor since 1960. He has been a director of Genesco since 1988. He is also a director of American General Corp., SunTrust Bank Nashville, N.A. and Thomas Nelson, Inc.


JOEL C. GORDON, 69, Chairman, Cardiology Partners of America. Mr. Gordon was named chairman of Cardiology Partners of America, a physician practice management company specializing in cardiology practices on a national basis, in February 1997. He was chairman of the board of Surgical Care Affiliates from its founding in 1982 until 1996 and served as its chief executive officer from 1987 until 1996. Mr. Gordon was a founder and served as president and vice-chairman of the board of General Care Corp., an owner and operator of general acute care hospitals, from 1969 until its sale to Hospital Corporation of America in 1980. He has been a director of Genesco since 1992. Mr. Gordon is also a director of Sun-Trust Bank Nashville, N.A., HealthSouth Corporation, Cardiology Partners of America and Medsynergies Inc.


BEN T. HARRIS, 54, President and Chief Executive Officer of Genesco. Mr. Harris joined the Company in 1967 and was named manager of the leased department division of Genesco's Jarman Shoe Company in 1980. In November 1991, he became president of the Jarman Shoe Company and in December 1994, president of the Company's retail division. In February 1996, he was named executive vice president -- operations of the Company. He became president and chief operating officer in October 1996 and assumed his present position in February 1997.



KATHLEEN MASON, 49, President of the HomeGoods division of The TJX Companies, Inc. Ms. Mason, who joined Genesco's board in 1996, was named president of the HomeGoods division of The TJX Companies, Inc., an apparel and home fashion retailer, in 1997. She was employed by Cherry & Webb, a women's apparel specialty chain, from 1987 until 1992, as executive vice president, then until 1997 as chairman, president and chief executive officer. Her previous business experience includes senior management positions with retailers May Company, The Limited Inc. and the Mervyn's Stores division of Dayton-Hudson Corp.


WILLIAM A. WILLIAMSON, JR., 62, Private Investor. Mr. Williamson was employed from 1958 to 1992 by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals, drug store sundries and medical, surgical and veterinary products, and became chief executive officer of that company in 1974 and chairman in 1981. He has been a director of Genesco since 1989. Mr. Williamson is also a director of Dunn Investment Company.

WILLIAM S. WIRE II, 66, Retired Chairman and Chief Executive Officer of
Genesco. Mr. Wire joined the Company in 1962, was elected a vice president in 1971, senior vice president -- finance in 1984 and vice chairman and a director in 1985. He was elected president and chairman in 1986, served as chief executive officer from 1986 until 1993 and retired as chairman in 1994. Mr. Wire is also a director of First American Corporation, First American National Bank and Dollar General Corporation.

GARY M. WITKIN, 49, President and Chief Executive Officer, Service Merchandise Co., Inc. Mr. Witkin is a director and president and chief executive officer of Service Merchandise Co., Inc., a major retailer of fine jewelry and brand-name home products. He was a director, president and chief operating officer of that company from November 1994 to March 1997. He was a director and vice chairman of Sak's Fifth Avenue from 1992 until 1994. Mr. Witkin was elected to Genesco's board in December 1996.


John Diebold, a director of the Company since 1969, will leave the board of directors on the date of the annual meeting, in accordance with the board's retirement policy. Harry D. Garber, a director since 1976, died in April 1998.


BOARD COMMITTEES AND MEETINGS

The board of directors met seven times during the fiscal year ended January 31, 1998 ("Fiscal 1998"). No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he served during Fiscal 1998. A description of each board committee and its membership follows.

AUDIT COMMITTEE

     Members: Joel C. Gordon (chairman), W. Lipscomb Davis, Jr., Harry D. Garber and Kathleen Mason

The audit committee met four times in Fiscal 1998. The functions of the audit committee are (i) to serve as the primary means of communication between the board of directors and both the independent accountants and the internal audit function, (ii) to assist and make recommendations to the board of directors in fulfilling its responsibilities relating to the Company's accounting, financial reporting and internal accounting control policies and practices, (iii) to review with the independent accountants and the internal audit function the scope of the annual audit plan, the results of the annual audit and the adequacy of the Company's internal accounting controls, (iv) to make recommendations to the board of directors with respect to the selection of independent accountants,
(v) to review any non-audit services rendered by the independent accountants,
(vi) to approve the fees payable to the independent accountants, (vii) to monitor compliance with the Company's business ethics and legal compliance policies and (viii) to engage independent accountants and other professional advisors to conduct such special reviews or studies as the committee deems appropriate in fulfilling its responsibilities.

NOMINATING COMMITTEE

     Members: W. Lipscomb Davis, Jr. (chairman), David M. Chamberlain, John Diebold and William S. Wire II

The nominating committee met two times in Fiscal 1998. The function of the nominating committee is to make recommendations to the board of directors with respect to (i) the size of the board of directors, (ii) candidates for election to the board of directors, (iii) the designation of committees of the board of directors, their functions and members and (iv) the succession of the executive officers of the Company. The nominating committee will consider for nomination as directors qualified nominees recommended by shareholders, who may submit recommendations to the committee in care of the secretary of the Company, giving in detail the qualifications and experience of the persons so recommended.

COMPENSATION COMMITTEE

     Members: William A. Williamson, Jr. (chairman), John Diebold, Joel C. Gordon and Gary M. Witkin

The compensation committee met three times in Fiscal 1998. The functions of the compensation committee are (i) to approve the compensation of the officers of the Company, (ii) to review the salary ranges applicable to other employees of the Company whose base annual salary is at the rate of $125,000 or more, (iii) to make recommendations to the board of directors with respect to the compensation of directors, (iv) to review and provide assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974) to the extent that action by the board of directors is required, (v) to serve as the primary means of communication between the administrator of the Company's employee benefit plans and the board of directors and (vi) to administer the Company's 1996 Stock Incentive Plan, the 1987 Stock Option Plan and the Employee Stock Purchase Plan.

FINANCE COMMITTEE


     Members: Harry D. Garber (chairman in Fiscal 1998), David M. Chamberlain (committee member and acting chairman since April 28, 1998), Kathleen Mason, William A. Williamson, Jr. and William S. Wire II


The finance committee met four times in Fiscal 1998. The functions of the finance committee are (i) to review and make recommendations to the board with respect to (a) the establishment of bank lines of credit and other short-term borrowing arrangements, (b) the investment of excess working capital funds on a short-term basis, (c) significant changes in the capital structure of the Company, including the incurrence of long-term indebtedness and the issuance of equity securities, (d) the declaration/omission of dividends and (e) the annual capital expenditure and charitable contribution budgets; (ii) to serve as the primary means of communication between the board of directors and the investment committee, the trustees of the Genesco Restricted Investments Pension Trust and the chief financial officer of the Company regarding the activities of such committee, trustees and officers with respect to certain of the Company's employee benefit plans (as that term is defined in the Employee Retirement Income Security Act of 1974) and (iii) to appoint, remove and approve the compensation of the trustees under any employee benefit plan.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a retainer of $15,000 a year and a fee of $750 for each board or committee meeting attended in person or $500 for each meeting by telephone. Each committee chairman receives an additional $2,000 a year. Directors who are full-time Company employees do not receive any compensation for serving as directors. The Company also pays the premiums for non-employee directors on $50,000 of coverage under the Company's group term life insurance policy plus additional cash compensation to offset taxes on their imputed income from such premiums.

The 1996 Stock Incentive Plan (the "Plan") provides for the issuance to directors who are not employees of the Company of up to 100,000 shares of common stock, subject to adjustment in certain circumstances. The Plan provides for the automatic issuance of shares of common stock valued at $15,000 to a newly elected non-employee director on the date of the first annual meeting at which he is elected a director and to each non-employee director at three-year intervals beginning this year. The shares are subject to restrictions on transfer and, with certain exceptions, to forfeiture if the director's service terminates during the three years following the date of grant. The Plan also permits non-employee directors to elect to exchange all or part of their annual retainers for shares of restricted stock at 75% of fair market value. Such shares are subject to restrictions on transfer for five years and to forfeiture if the director's service terminates before the retainer represented by such shares is earned. As of April 30, 1998, 22,545 shares of common stock had been issued to non-employee directors pursuant to the Plan, of which 3,768 had been forfeited, leaving 79,230 shares available for future grants.

                        SECURITY OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of the entities which, according to the most recent filings of Schedules 13D and 13G and amendments thereto, as applicable, by the beneficial owners as of the record date for this meeting, own beneficially more than 5% of the various classes of voting securities described on page 3 taken as a single voting group. Percentage data is calculated on outstanding shares at April 21, 1998.

-----------------------------------------------------------------------------
NAME AND ADDRESS                            CLASS OF    NO. OF     PERCENT OF
OF BENEFICIAL OWNER                          STOCK      SHARES       CLASS
-----------------------------------------------------------------------------
EnTrust Capital Inc.(1)                      Common    2,559,041       9.8%
Eagle Asset Management, Inc.(2)              Common    2,643,860      10.1%
=============================================================================

(1) Address: 650 Madison Avenue, New York, New York 10022. Number of shares from
    Schedule 13G filed on January 30, 1998.
(2) Address: 880 Carillon Parkway, St. Petersburg, Florida 33776. Number of shares from an amendment to Schedule 13G filed on March 13, 1998. Eagle Asset Management, Inc. has advised the Company that it has since reduced its level of beneficial ownership to less than 10% of the Company's outstanding common stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of April 21, 1998, regarding the beneficial ownership of the Company's common stock by each of the Company's current directors, the persons required to be named in the Company's summary compensation table appearing elsewhere in the proxy statement and the current directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock, except that one member of the "Current Directors and Executive Officers as a Group" category owns 72 shares of the Employees' Subordinated Convertible Preferred Stock. See "VOTING SECURITIES."


-----------------------------------------------------------------------------------
                            NAME                              NO. OF SHARES(1)
-----------------------------------------------------------------------------------
David M. Chamberlain                                              1,259,998(2)
W. Lipscomb Davis, Jr.                                               58,384(3)
John Diebold                                                         16,890
Harry D. Garber                                                      15,635
Joel C. Gordon                                                       50,323(4)
Ben T. Harris                                                       173,085(5)(6)
Kathleen Mason                                                        4,738
William A. Williamson, Jr.                                          109,636
William S. Wire II                                                   19,532
Gary M. Witkin                                                        3,616
T. Neale Attenborough                                                 3,423(5)
James S. Gulmi                                                      189,796(5)
Fowler H. Low                                                        81,100(5)
Current Directors and Executive Officers as a Group (18
  Persons)                                                        2,273,395(5)(7)
===================================================================================


(1) Each director and officer owns less than 1% of the outstanding shares of the Company's common stock, except for Mr. Chamberlain, who owns 4.8% of such shares.
(2) Includes 339,500 shares held by Mr. Chamberlain jointly with his wife, as trustees of a family trust, and 70,000 shares held by their daughters. Also includes 642,100 shares which may be purchased within 60 days upon exercise of options granted in connection with Mr. Chamberlain's election as president of the Company and under the Company's 1987 Stock Option Plan and 1996 Stock Incentive Plan, and 200,000 restricted shares granted to Mr. Chamberlain under the 1996 Stock Incentive Plan, which are subject to transfer restrictions and to forfeiture under certain circumstances, but which Mr. Chamberlain is entitled to vote.

(3) Includes 10,000 shares of Common Stock owned by Mr. Davis' mother, for whom he holds power of attorney. Mr. Davis disclaims beneficial ownership of such shares.

(4) Includes 10,750 shares owned by Mr. Gordon's wife.

(5) Includes (i) with respect to Messrs. Harris, Gulmi and Low 157,500, 180,371 and 72,000 shares, respectively, which may be purchased within 60 days upon exercise of options granted to them under the Company's stock option plans and (ii) with respect to all current executive officers, a total of 1,198,848 shares which may be purchased within 60 days upon exercise of options under such plans.
(6) Includes 13,585 shares owned by Mr. Harris jointly with his wife and 2,000 shares held by their daughters, for which Mr. Harris disclaims beneficial ownership.

(7) Constitutes approximately 8.7% of the outstanding shares of the Company's common stock.


COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by or awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers employed by the Company at January 31, 1998 (together, the "named executive officers") for each of fiscal 1996, 1997, and 1998.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           LONG-TERM
                                                                                                          COMPENSATION
                                                                                                             AWARDS
                                                                ANNUAL COMPENSATION          RESTRICTED    SECURITIES
                                                                              OTHER ANNUAL     STOCK       UNDERLYING
                                                 FISCAL   SALARY     BONUS    COMPENSATION     AWARDS       OPTIONS      PAYOUTS
NAME AND PRINCIPAL POSITION AT JANUARY 31, 1998   YEAR      ($)       ($)         ($)           ($)           (#)          ($)
--------------------------------------------------------------------------------------------------------------------------------
David M. Chamberlain                              1998    377,425   399,000     101,145(2)         --             --     865,191(3)
 Chairman                                         1997    376,969   212,851     156,456(2)    600,000(4)     292,100          --
                                                  1996    375,000   500,000     200,205(2)         --        150,000          --
Ben T. Harris                                     1998    325,456   126,140          --            --         64,420          --
 President and Chief                              1997    251,477   176,615          --            --        196,000          --
 Executive Officer                                1996    200,000   181,264          --            --             --          --
T. Neale Attenborough                             1998    258,535   109,000          --            --         55,500          --
 Executive Vice                                   1997    241,969    48,075          --            --        146,000          --
 President (resigned                              1996    200,000    61,320          --            --             --          --
 effective January 31, 1998)
James S. Gulmi                                    1998    231,202    52,450          --            --         36,035          --
 Senior Vice                                      1997    221,969    68,745          --            --         87,071          --
 President -- Finance                             1996    208,333   290,927          --            --             --          --
 and Chief Financial Officer
Fowler H. Low                                     1998    252,257   148,635          --            --             --          --
 Senior Vice President                            1997    251,969   116,500          --            --         78,250          --
                                                  1996    240,000   239,232          --            --             --          --
================================================================================================================================

-----------------------------------------------  ---------------

                                                    ALL OTHER
                                                 COMPENSATION(1)
NAME AND PRINCIPAL POSITION AT JANUARY 31, 1998        ($)
-----------------------------------------------  ---------------
David M. Chamberlain                                     --
 Chairman                                                --
                                                         --
Ben T. Harris                                            --
 President and Chief                                     --
 Executive Officer                                    1,890
T. Neale Attenborough                                    --
 Executive Vice                                          --
 President (resigned                                     --
 effective January 31, 1998)
James S. Gulmi                                           --
 Senior Vice                                             --
 President -- Finance                                    --
 and Chief Financial Officer
Fowler H. Low                                        75,418
 Senior Vice President                               78,000
                                                         --
--------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) The amounts shown in this column reflect the value of amounts paid by the Company with respect to life insurance policies. The amounts shown for Mr. Low are lump sum premium payments made pursuant to a 1989 agreement, plus an additional payment to reimburse federal income taxes payable with respect to the premiums.
(2) Fiscal 1998 includes reimbursement of $12,481 for personal commuting expenses, $17,325 for housing and miscellaneous expenses of living in Nashville and $22,100 for tax planning and reimbursement of $47,608 for federal and state taxes on the imputed income from such reimbursements. Fiscal 1997 includes reimbursement of $41,678 for personal commuting expenses and $35,585 for housing and miscellaneous expenses of living in Nashville and reimbursement of $77,572 for federal and state taxes on the imputed income from such reimbursements. Fiscal 1996 includes reimbursement of $64,609 for personal commuting expenses, $30,000 for housing in Nashville and $99,490 in tax reimbursements.
(3) The first increment of 66,667 shares of restricted stock awarded to Mr. Chamberlain as described in footnote (4) below, and 4,000 shares of director restricted stock granted to him in fiscal 1995 vested during fiscal 1998. The value reflected in this column is calculated on the basis of the closing prices of the Company's Common Stock on the NYSE on the dates vesting occurred.

(4) In fiscal 1997, Mr. Chamberlain received a grant of 200,000 shares of restricted stock subject to forfeiture as to 66,667 shares if he ceased to serve the Company as chairman or in such other capacity as the board may request (the fiscal 1997 grant reflected in the table above, now vested) and, as to half the balance, if certain performance objectives and continued service requirements are not met during each of fiscal 1999 and 2000. Based on the closing price of the Company's Common Stock on the NYSE on January 30, 1998, and ignoring the risk of forfeiture and transfer restrictions, the unvested shares had an aggregate market value of $1,616,663 on that date. Mr. Chamberlain may vote these shares.

OPTION GRANTS IN FISCAL 1998



The following table sets forth information regarding stock options granted to the named executive officers in Fiscal 1998. No stock appreciation rights were granted by the Company in Fiscal 1998. The potential realizable values shown in the table are hypothetical, have not been discounted to reflect their present value and are not intended as a forecast of future stock price appreciation. Any gains which may be realized upon exercise of such options will depend upon the actual market price of the Company's Common Stock on the date the option is actually exercised.


-------------------------------------------------------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                        NUMBER OF     % OF TOTAL                                       STOCK PRICE
                        SECURITIES     OPTIONS                                      APPRECIATION FOR
                        UNDERLYING    GRANTED TO                                       OPTION TERM
                         OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION         10 YEARS
NAME                    GRANTED(#)   FISCAL YEAR    ($ PER SHARE)       DATE       5%($)       10%($)
-------------------------------------------------------------------------------------------------------
David M. Chamberlain          --           --             N/A              N/A         --           --
Ben T. Harris             64,420(1)      17.1           9.625          2/25/07    389,947      988,183
T. Neale Attenborough     35,500(1)       9.4           9.625          2/25/07    214,889      554,562
                          20,000(2)       5.3           12.75         10/28/07    160,368      406,404
James S. Gulmi            26,035(1)       6.9           9.625          2/25/07    157,595      399,371
                          10,000(2)       2.6           12.75         10/28/07     80,184      203,202
Fowler H. Low                 --           --             N/A              N/A         --           --
=======================================================================================================

(1) These options were exchanged for all or part of the named executive officer's target bonus potential under the Company's 1998 Management Incentive Compensation Plan for options at one-half their value determined under the Black-Scholes method. These options will become exercisable in March 1999 and are subject to early termination upon the executive's ceasing to be employed by the Company.

(2) Exercisable in four equal annual installments beginning on the first anniversary of the grant date, and are subject to earlier termination upon termination of the grantee's employment.


The stock option grants were made under the Company's 1996 Stock Incentive Plan. The option price per share under the Plan may not be less than the fair market value of the Company's Common Stock (the closing price of the stock on the NYSE) on the date the option is granted or the most recent previous trading date. Plan options may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised as determined by the compensation committee of the board of directors. All the options will vest and become exercisable upon a change of control as described under "Employment Contracts, Change of Control Arrangements and Severance Agreement" below.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND YEAR END OPTION VALUES

The following table sets forth information concerning (i) stock options exercised during fiscal 1998 by the named executive officers, (ii) the number of shares subject to unexercised options held by such persons at January 31, 1998, indicating those currently exercisable and those not yet exercisable and (iii) the value of such unexercised options on January 31, 1998. The values of unexercised options are calculated by subtracting the exercise price from the closing market price of the Common Stock on the NYSE on January 30, 1998 ($12.125). In-the-money options are those whose exercise price is below market value.

--------------------------------------------------------------------------------

                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                              SHARES                       UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            ACQUIRED ON      VALUE          FISCAL YEAR-END(#)            FISCAL YEAR-END($)
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
David M. Chamberlain              --            --        500,000        142,100       3,874,500      1,065,750
Ben T. Harris                     --            --         74,000        246,920         528,156      1,202,425
T. Neale Attenborough         33,250       285,864          8,000        202,250          81,000      1,104,344
James S. Gulmi                    --            --        122,050        132,856       1,121,281        783,089
Fowler H. Low                 80,500       754,341         16,100         88,150         160,388        695,175
=================================================================================================================

PENSION PLAN

The following table shows the estimated annual benefits calculated under the Genesco Retirement Plan formula at normal retirement (age 65) as a straight life annuity, disregarding the Internal Revenue Code limitations on annual benefit payments under the Plan (currently $125,000). The pension benefits shown are not subject to any deduction for social security or other offset amounts. The table assumes that the compensation was a level amount for the entire period.

-------------------------------------------------------------------
LEVEL OF
ANNUAL                    YEARS OF SERVICE AT RETIREMENT
COMPENSATION      15         20         25         30         35
-------------------------------------------------------------------
$125,000       $ 18,813   $ 30,691   $ 47,351   $ 70,718   $103,491
 150,000         23,908     39,004     60,177     89,873    131,523
 175,000         29,004     47,317     73,002    109,027    159,553
 200,000         34,100     55,630     85,828    128,182    187,585
 225,000         39,195     63,943     98,654    147,337    215,617
 250,000         44,291     72,256    111,479    166,491    243,648
 300,000         54,482     88,882    137,130    204,800    299,711
 350,000         64,673    105,508    162,781    243,109    355,774
 400,000         74,864    122,134    188,431    281,417    411,835
 450,000         85,056    138,760    214,083    319,727    467,898
 500,000         95,247    155,386    239,734    358,036    523,962
===================================================================

The Genesco Retirement Plan is a noncontributory, qualified pension plan. Prior to December 31, 1995, it provided retirement benefits to eligible participants based on a formula taking into consideration the average of the 10 highest consecutive years' earnings of the participant, years of benefit service and other factors.

The years of benefit service of the persons named in the Summary Compensation Table are: David M. Chamberlain -- 3 years; Ben T. Harris -- 30 years; T. Neale Attenborough -- 4 years; James S. Gulmi -- 26 years; and Fowler H. Low -- 35 years. The earnings of such persons for purposes of computing benefits under the Plan are substantially the same as set forth in the Summary Compensation Table in the salary and annual bonus columns, except that the Internal Revenue Code limits to $160,000 the amount of a person's annual earnings which may be taken into account in calculating benefits under the Plan during the calendar year 1997. A participant has no vested benefits under the plan until he has five years' service with the Company.

As of January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Under the new formula, each eligible participant's account is credited with an amount equal to 4% of his annual compensation plus an additional 4% of such compensation in excess of the Social Security taxable wage base ($65,400 in 1997). The Internal Revenue Code limits to $160,000 the amount of salary which may be taken into account in calculating Plan benefits in 1997. Taking into account the preserved benefit under the Plan prior to amendment and the projected total benefit under the amended Plan, and assuming that the participant's accrued benefits at normal retirement are taken in the form of an annuity, the estimated annual benefit payable for each named executive officer at retirement is as follows: David M. Chamberlain -- $5,561; Ben T. Harris -- $57,130; T. Neale Attenborough -- $14,844; James S. Gulmi -- $76,095 and Fowler H. Low -- $73,278.

EMPLOYMENT CONTRACTS, CHANGE OF CONTROL ARRANGEMENTS, AND SEVERANCE AGREEMENT


Messrs. Harris, Gulmi and Low are parties to employment protection agreements. The agreements become effective only in the event of a change of control, which will be deemed to have occurred if a person or group acquires securities representing 20% or more of the voting power of the Company's outstanding securities or if there is a change in the majority of directors in a contested election. Each agreement provides for employment by the Company for a term of three years following a change of control. The executive is to exercise authority and perform duties commensurate with his authority and duties immediately prior to the effec-tive date of the agreement. He is also to receive compensation (including incentive compensation) during the term in an amount not less than that which he was receiving immediately prior to the effective date. If the executive's employment is actually or constructively terminated by the Company without cause during the term of the agreement, the executive will be entitled to receive a lump-sum severance allowance equal in Mr. Harris' case to three times and in the case of the other named executive officers to twice the compensation and benefits he would otherwise receive under the agreement for the remainder of the term, plus reimbursement for any excise tax owed thereon and for taxes payable by reason of the reimbursement.

All stock options granted by the Company under the Company's stock option plans become immediately vested and exercisable upon a change of control as defined in the stock option agreements entered into with each optionee, provided that at least one year has elapsed since the date the option was granted. The definition of change of control in the stock option agreements is substantially the same as in the employment protection agreements described above.

Mr. Attenborough and the Company are parties to an agreement whereby he resigned as executive vice president of the Company on January 31, 1998 and ceased to be employed by the Company on March 31, 1998. He will receive severance payments equal to one year's salary. Additionally, he will serve as a consultant to the Company until September 30, 1998 and will be provided secretarial assistance and office space until July 31, 1998. He will be paid a consulting fee totaling $186,667.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General


The compensation committee (the "Committee") of Genesco's board of directors has general oversight responsibility for the compensation of the Company's executive officers. See "Election of Directors -- Compensation Committee" for a detailed description of the functions of the Committee. The Committee is currently composed of the four directors named at the end of this report, none of whom are employees of the Company.


The compensation policies of the Company are designed to attract and retain qualified key management personnel and to provide motivation and reward for achievement of the operating and strategic goals and objectives of the Company. The Committee also seeks to increase key management's ownership of the Company's common stock, with the goal of better aligning management's interests with those of the Company's shareholders. It is the Company's policy to pay competitive base salaries and to provide executive officers with the opportunity, through annual cash incentive compensation, to earn above-average total cash compensation based on the achievement of outstanding results. The principal components of Genesco's executive compensation program currently are base salary, annual cash incentive compensation and stock options.

  Base Salary

It is the Company's general policy to pay competitive base salaries to its executive officers. Salary ranges are established for each executive officer's position, the mid-points of which approximate the median base salary ranges for positions of similar scope, complexity and responsibility in companies with comparable sales volume. The Committee annually reviews and, if appropriate, adjusts executive officers' salary ranges after considering the advice of nationally-recognized, independent compensation consultants. The principal comparative data underlying the consultants' advice to the Committee is limited neither to companies in the specific industries in which the Company competes nor to the companies included in the S&P weighted average industry index included in the stock performance graph. The Committee believes that the Company competes with employers outside the specific industries in which it does business to hire and retain qualified executives. In making individual base salary decisions, the Committee may consider, in addition to relevant market survey data, a mix of factors, including (i) the executive's experience, management and leadership ability and technical skills; (ii) the executive's compensation history; (iii) corporate or, if appropriate, operating unit performance and (iv) individual performance. While the Committee typically gives greater weight to the objective, market survey data, the weight to be given to the more subjective factors in particular cases is within the Committee's discretion.

  Annual Incentive Compensation

Executive officers participate in Genesco's annual management incentive compensation plan, which is designed to retain and motivate management and to focus its attention on the achievement of the Company's annual operating plan and identified, strategic objectives. The Committee reviews and adopts each year's plan.

Plan participants are selected by the chief executive officer, who is not eligible to participate in the plan. Approximately 50 management employees including all executive officers except the chief executive officer participated in the plan for

Fiscal 1998; a similar number of management employees are participants in Fiscal 1999.


Under the Fiscal 1998 plan, executive officers were eligible to receive a fraction or multiple of a target award equal to as much as 50% of their base salaries. Participants who were heads of the Company's operating divisions were eligible to earn cash awards in amounts determined 50% on the basis of earnings and asset utilization goals for their respective divisions set by the chief executive officer during the first quarter of the fiscal year, 25% on the basis of earnings and asset utilization goals for the entire Company and 25% on the basis of individual strategic goals agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Other participants' awards were determined 75% on the basis of corporate earnings and asset utilization goals and 25% on the basis of individual strategic goals similarly agreed with the chief executive officer. As discussed below, participants' achievement of earnings and asset utilization goals is objectively measurable. Specific goals were established by the chief executive officer, based primarily upon the Company's annual operating plan. Achievement of individual strategic goals was determined by the chief executive officer based upon a year-end review of the participant's performance.


Applicable earnings and asset utilization goals for each participant were specified as a range. If the applicable minimum earnings and asset utilization goals were achieved, the amount of the award earned by the participant was at least 80% of a predetermined target award payable for a specified level of results within the range. Multiples of the award, up to a maximum of three times the target, were payable for operating results above the target level. No portion of the award for achievement of individual strategic goals was ordinarily to be paid unless some portion of the applicable award for operating results was earned, although the plan authorized the Committee to make exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions were made under the Fiscal 1998 plan. An operating division president could not earn a greater percentage of the maximum award for corporate earnings and asset utilization goals than for his business unit's operating results. The Committee was permitted to adjust the operating goals of an individual operating division during the course of the year to reflect unusual or nonrecurring charges or credits to earnings, changes in accounting principles and other factors not considered in establishing the goals in question. Awards totaling $2,508,338 and averaging approximately 1.7 times the target were paid out under the Fiscal 1998 plan.

The Fiscal 1999 plan is essentially the same as the Fiscal 1998 plan, except that the maximum award is no longer limited to three times the target award. The

Fiscal 1999 plan provides that up to four times the target award will be payable, if earned, in 1999, while any award in excess of four times the target will be deferred for two years, and will be subject to forfeiture if the participant voluntarily resigns from employment with the Company or is terminated for cause during that period. The Committee believes that the amendment will remove any disincentive to maximize performance in Fiscal 1999, and will serve as an incentive for retention of key employees whose outstanding performance may attract the attention of the Company's competitors.


To encourage stock ownership by key management employees, the Committee continued a program in Fiscal 1998 that had begun the previous year allowing the chief executive officer and certain other executive officers to elect to receive part or all of their target awards under the Fiscal 1998 plan in the form of non-qualified stock options. As of the grant date, February 25, 1997, the participants were permitted to elect irrevocably to relinquish all or a portion of the target award under the plan in exchange for a ten year option to purchase shares of common stock at its closing price as reported on the New York Stock Exchange on the grant date. The number of shares underlying each such option was determined by dividing the amount of the target award relinquished by an amount equal to one half the value of the option, calculated by the Black-Scholes option pricing model, as of the grant date, or $3.38 per share in the Fiscal 1998 program. (Like any economic model, the Black-Scholes option pricing model produces different results depending upon the assumptions made in applying it. The Black-Scholes option value is based on the assumption that the option is exercised on the last day of its term and on certain other assumptions regarding the volatility of the Company's stock, the lack of a dividend yield and an appropriate risk-free rate of return. No discount has been taken to reflect the risk of termination of employment, either before or after the option becomes exercisable. Because many of the relevant factors are impossible to foresee with certainty, the valuation used in this instance is merely a good-faith estimate and does not necessarily reflect the actual present value of the grants.) The option is to become exercisable one year from the date on which entitlement to the award under the plan for Fiscal 1998 was determined by the Company, subject to the participant's continued employment. If the participant dies, retires or becomes disabled or if his employment by the Company is terminated without cause after determination of his entitlement to the award or his relinquishment of salary to retain the option, as applicable, he or his legal representative may rescind his participation, relinquish the option and receive the cash compensation forgone. The Committee has elected not to offer a similar opportunity to plan participants in Fiscal 1999, as the program used a significant number of the shares otherwise available for grant under the Company's Stock Incentive Plan.

  Stock Options

The Committee believes that granting stock options to selected key executives of the Company provides them with a strong incentive to make decisions which are in the long-term best interests of the Company and thus serves to balance the short-term annual cash incentive component of executive compensation. The Committee further believes that options tend to align the financial interests of management with those of the Company's shareholders, since the value of an option is dependent upon improvement in the Company's performance and the recognition of that improved performance in the market for the Company's common stock. Options are granted with an exercise price equal to or greater than the fair market value of the stock on the date of grant. Options are typically granted to executive officers and other key employees on an annual basis and typically become exercisable in installments of 25% of the total number of shares subject to the options.

In Fiscal 1998, the Committee granted a total of 357,350 options (excluding those issued in exchange for target bonus, as described above) to 41 employees other than the chief executive officer.

Options granted under the plan expire ten years after the date of grant. Staggering the vesting of exercise rights requires the executive to remain employed by the Company for the entire vesting period to realize fully the gain on the total number of shares covered by the option. A total of 89 employees of the Company held options to purchase shares of the Company's common stock as of April 30, 1998.

  Chief Executive Officer Compensation

Mr. Harris assumed the office of chief executive officer, succeeding Mr. Chamberlain, at the beginning of Fiscal 1998. His compensation for his first year as president and chief executive officer includes a base salary of $325,000. The Committee awarded a total bonus of $343,890 for the year, based upon considerations similar to those underlying the Management Incentive Compensation Plan for the fiscal year. Mr. Harris also received a grant of 75,000 stock options vesting over four years under the 1996 Stock Incentive Plan near the end of Fiscal 1997. The compensation package was substantially the same as Mr. Chamberlain's during his last year as chief executive officer.

In February 1998, the Committee adopted a three-year, stock-based incentive compensation plan for Mr. Harris. Mr. Harris agreed to forego salary increases and stock option grants during Fiscal 1999, 2000 and 2001. The resulting gap between his compensation level and competitive practice for the three-year period -- approximately $2.4 million, according to the Company's independent compensation consultants -- will be bridged with annual grants of the Company's common stock, contingent on the achievement of certain defined levels of growth in the Company's revenues and in its ratio of earnings before interest and taxes to sales. Each year's grant will be multiplied by a factor between .75 and 1.25, based on the achievement of certain predetermined goals with respect to the Company's ratio of assets to sales. Mr. Harris may earn a maximum of 300,000 shares, representing a total of approximately 150% of the gap between competitive practice and his non-contingent compensation, over the three-year period. The Committee believes that Mr. Harris's compensation plan reflects a strong commitment on its part and his to the philosophy of pay for performance and that, by focusing on sales growth, return on sales and efficient asset utilization, the plan should reward Mr. Harris for achieving goals of real long-term significance to the Company and its shareholders.

  Tax Deductibility Limit

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The Committee has reviewed the Company's executive compensation plans and believes that no executive officer of the Company is likely to be paid compensation not exempt from Section 162(m) limits exceeding $1 million in Fiscal 1999. The Committee will consider the requirements of Section 162(m) in authorizing or recommending future executive compensation arrangements.

                                           By the Committee:
                                           William A. Williamson, Jr., Chairman
                                           John Diebold
                                           Joel C. Gordon
                                           Gary M. Witkin

                            STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Company's common stock for the last five fiscal years with the cumulative total return of (i) the S&P 500 Index and (ii) the S&P Footwear-500. The graph assumes the investment of $100 in the Company's common stock, the S&P 500 Index and the S&P Footwear-500 at the market close on January 31, 1993 and the reinvestment monthly of all dividends.

Base Period                 Genesco Inc     Footwear-500      S&P 500 Index
Jan. 93                             100              100                100
Jan. 94                           37.93            75.44             112.88
Jan. 95                           19.54            92.91             113.48
Jan. 96                           35.63           130.85             157.35
Jan. 97                           80.46           248.26             198.80
Jan. 98                          111.49           148.46             252.30

                   APPROVAL OF AMENDMENT TO RESTATED CHARTER

On February 25, 1998, the board of directors approved and directed that the shareholders consider an amendment to Article Sixth of the Company's Restated Charter. The amendment would increase the number of authorized shares of common stock from 40,000,000 to 80,000,000. If the shareholders approve this proposal, the amendment will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, which filing is expected to take place shortly after the annual meeting. The board of directors believes that it is in the best interest of the Company and all of its shareholders to amend the Restated Charter as proposed.

Except as set forth below, the relative rights of the holders of common stock under the Restated Charter would remain unchanged. The first sentence of Article Sixth of the Restated Charter, as amended by the proposed amendment, is set forth below.


     "The maximum number of shares of stock which the Corporation is authorized to have outstanding at any time is eighty million (80,000,000) shares of Common Stock of the par value of one dollar ($1.00) per share (hereinafter sometimes called "Common Stock"); three thousand seven hundred five (3,705) shares of Cumulative Convertible Preferred Stock without nominal or par value (hereinafter sometimes called "Convertible Preferred Stock"); four hundred ninety nine thousand six hundred ten (499,610) shares of Subordinated Cumulative Convertible Preference Stock without nominal or par value (hereinafter sometimes called "Subordinated Preference Stock"); three million (3,000,000) shares of Subordinated Serial Preferred Stock without nominal or par value (hereinafter sometimes called "Serial Preferred Stock"); five million (5,000,000) shares of Subordinated Cumulative Preferred Stock without nominal or par value (hereinafter sometimes called "Cumulative Preferred Stock"); and five million (5,000,000) shares of Employees' Subordinated Convertible Preferred Stock without nominal or par value (hereinafter sometimes called "Employees' Preferred Stock")."


The remainder of Article Sixth will remain unchanged.

As of April 21, 1998, there were 25,988,138 shares of common stock issued and outstanding, 2,400,000 shares reserved for issuance under the Company's 1996 Stock Incentive Plan and 4,918,033 shares reserved for issuance upon conversion of the Company's 5 1/2% Convertible Subordinated Notes due 2005.

The board of directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with acquisitions, stock splits or dividends, equity financings, employee compensation and benefit plans, and for other general corporate purposes. The Company has no definitive understanding, arrangement, or agreement with respect to the issuance of additional shares of Common Stock in connection with an acquisition or otherwise, except as described above.

Future issuances of common stock would be at the discretion of the board of directors without the expense and delay incidental to obtaining shareholder approval, except as may be required by applicable law or by the rules of any stock exchange or market on which the Company's securities may then be listed or authorized for quotation. For example, the New York Stock Exchange, on which the common stock is listed, currently requires shareholder approval as a prerequisite to listing shares in several instances, including certain issuances of shares resulting in an increase in the number of shares of common stock outstanding by 20% or more.

Holders of common stock have no preemptive rights to subscribe to any additional securities of any class that the Company may issue. The amendment to the Restated Charter is not being proposed in response to any effort known by management to acquire control of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE BY THE HOLDERS OF COMMON STOCK FOR THE PROPOSED AMENDMENT TO THE RESTATED CHARTER, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

The board of directors, upon recommendation of its audit committee, has appointed Price Waterhouse as independent accountants to examine the financial statements of the Company and its subsidiaries for the Company's fiscal year ending January 31, 1999. While shareholder ratification of this appointment is not required by law or by the Company's charter or bylaws, the board believes that such ratification is desirable. If ratification were not to occur, the board would consider that fact as it deemed appropriate. A representative of Price Waterhouse is expected to be present at the annual meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                     PROPOSALS FOR THE 1999 ANNUAL MEETING


Proposals of shareholders intended for inclusion in the proxy material for the 1999 annual meeting of shareholders must be received at the Company's offices at Genesco Park, P. O. Box 731, Nashville, Tennessee 37202-0731, attention of the secretary, no later than January 19, 1999.

                               TABLE OF CONTENTS


                               PAGE
                               ----
Notice.......................    1
Voting Securities............    3
Election of Directors........    4
Security Ownership of
  Officers, Directors and
  Principal Shareholders.....   10
Executive Compensation.......   13
Stock Performance Graph......   23
Approval of Amendment to
  Restated Charter...........   23
Ratification of Independent
  Accountants................   25
Proposals for the 1999
  Annual Meeting.............   25


                                 (GENESCO LOGO)

                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                             AND
                                                                 PROXY STATEMENT

                                                                  ANNUAL MEETING
                                                                 OF SHAREHOLDERS

                                                                   JUNE 17, 1998

                                                                      APPENDIX A

                                 GENESCO INC.
P              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
R                  THE COMPANY FOR ANNUAL MEETING JUNE 17, 1998
O
X   The undersigned hereby constitutes and appoints David M. Chamberlain, Ben
Y T. Harris, and W. Lipscomb Davis, Jr. and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be held on June 17, 1998, and at any adjournments thereof, on all matters coming before said meeting.

                        CHANGE OF ADDRESS: (Comments)

                  ----------------------------------------

                  ----------------------------------------

                  ----------------------------------------

                  ----------------------------------------
                  (If you have written in the above space, please mark in the corresponding box on the reverse side of this card)
    You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations, though you must sign and return this card if you wish your shares to be voted.
                                                             [SEE REVERSE SIDE]

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
[X]  Please mark your                                                                                            1469
     votes as in this
     example.

     This proxy when properly executed will be voted in the manner directed herein.  If no direction is made, this proxy will be voted FOR each of the proposals referred to below.

                                 The Board of Directors recommends a vote FOR all proposals.

                                        FOR  WITHHELD
1.   Election of                        [ ]    [ ]
     Directors                                                     Nominees:  D.M. Chamberlain, W.L. Davis, Jr.,
                                                                   H.D. Garber, B.T. Harris, K. Mason, J.C. Gordon,
     For, except vote withheld from the following nominee(s)       W.A. Williamson, Jr., W.S. Wire II and Gary M. Witkin
     as indicated below:
     _______________________________________________________

                                        FOR  AGAINST  ABSTAIN
2.   Approval of Amendment              [ ]    [ ]     [ ]
     to Restated Charter.


3.   Ratification of Independent        [ ]    [ ]     [ ]
     Accountants

     Change of Address/                 [ ]
     Comments on Reverse Side


                                                                              By signing, you severe all proxies herebefore given.

SIGNATURE(S)___________________________________________DATE_________________  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
NOTE:  Please sign exactly as name appears herein.  Joint owners should each  CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
       sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signer is a corporation, please sign full corporate name by duly authorized officer.

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